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                                                                       EXHIBIT 1


                             JOINT FILING AGREEMENT

      In accordance with Rule 13d-1(k)(1) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the Common Stock of Rural/Metro Corporation, and further agree that this Agreement shall be included as an exhibit to such joint filings.

      The undersigned further agree that each party hereto is responsible for timely filing of such Statement on Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided that no party is responsible for the completeness or accuracy of the information concerning the other party, unless such party knows or has reason to believe that such information is inaccurate.

      This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

                            [Signature Page Follows]
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      In evidence thereof the undersigned, being duly authorized, hereby execute this Joint Filing Agreement this 10th day of February, 2004.


                                    Tennenbaum Capital Partners, LLC, a Delaware limited liability company


                                    By:   Tennenbaum & Co., LLC
                                    Its:  Managing Member


                                    SVIM/MSM II, LLC, a Delaware limited
                                    liability company

                                    By:   Tennenbaum & Co., LLC
                                    Its:  Managing Member


                                    SVAR/MM, LLC, a Delaware limited liability company

                                    By:   Tennenbaum & Co., LLC
                                    Its:  Managing Member


                                    Tennenbaum & Co., LLC, a Delaware limited liability company

                                    Each of the above by:

                                    By: /s/ Michael E. Tennenbaum
                                        -------------------------
                                    Name: Michael E. Tennenbaum
                                    Its:  Managing Member



                                    MICHAEL E. TENNENBAUM


                                    By: /s/ Michael E. Tennenbaum
                                        -------------------------
                                    Name: Michael E. Tennenbaum